UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

HOPE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010

(Address of principal executive offices)

(213) 387-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On January 23, 2017, Hope Bancorp, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with U & I Financial Corp., a Washington corporation (“U&I”). Subject to the terms and conditions of the Merger Agreement, which have been approved by the board of directors of both the Company and U&I, U&I will merge with and into the Company, with the Company being the surviving corporation (the “Merger”).

Concurrently with or as soon as reasonably practicable after the consummation of the Merger, UniBank, a Washington state-chartered bank and a wholly owned subsidiary of U&I (“UniBank”), will merge with and into Bank of Hope, a California state-chartered bank and a wholly owned subsidiary of the Company (“Bank of Hope”), with Bank of Hope being the surviving bank (the “Bank Merger”), pursuant to a separate merger agreement between UniBank and Bank of Hope.

Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of U&I common stock will be converted into shares of the Company’s common stock based on a value of $9.50 for the U&I common stock, which value will be subject to adjustment if U&I’s financial advisory and legal fees exceed certain amounts as provided in the Merger Agreement (the “Merger Consideration”). The number of shares of Company common stock to be issued for the Merger Consideration will be based on the 10-day trade weighted, volume weighted average price of the Company’s common stock as of the closing as determined in accordance with the Merger Agreement (as so determined, the “Closing Stock Price”); provided that:

(i) if the Closing Stock Price is less than $17.28832, the Company may terminate the Merger Agreement unless U&I Financial elects to accept an adjustment to the Merger Consideration through the issuance of fewer shares based on the $17.28832 instead of the lower Closing Stock Price; and

(ii) if the Closing Stock Price is greater than $25.93248, U&I may terminate the Merger Agreement unless the Company elects to accept an adjustment to the Merger Consideration through the issuance of additional shares based on the $25.93248 price instead of the higher Closing Stock Price.

Each outstanding U&I stock option held by an U&I employee who will be retained by the Company after the Effective Time (each, a “Covered Employee”) shall cease to represent the right to acquire shares of U&I common stock and shall instead be converted automatically into an option to acquire shares of the Company’s common stock, and such assumed options will be assumed by the Company on substantially the same terms and conditions as were applicable under the corresponding U&I stock options. Each U&I stock option held by a U&I employee who will not be a Covered Employee shall become fully vested and be converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the per share Merger Consideration over the exercise price per share of such stock option by (ii) the total number of shares of U&I common stock subject to such stock option.

The Merger Agreement contains representations and warranties customary for transactions of this type from the Company and U&I, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time and, in the case of U&I, its obligation, subject to certain exceptions, to recommend that its shareholders adopt the Merger Agreement and its non-solicitation obligations relating to alternative acquisition proposals.

The consummation of the Merger is subject to customary conditions, including receipt of regulatory approvals, receipt of the requisite approval of the shareholders of U&I, the absence of any law or order prohibiting the closing, and effectiveness of the registration statement to be filed by the Company with respect to the Company’s common stock to be issued in the Merger, and the absence of the occurrence of a material adverse effect upon the Company or U&I. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants, in each case subject to certain materiality standards.

The Merger Agreement provides certain termination rights for both the Company and U&I and further provides that a termination fee of $2 million will be payable by U&I to the Company upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Company, U&I or their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, U&I or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, U&I, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of U&I and a prospectus of the Company, as well as in the Forms 10-K, Forms 10-Q and other filings that the Company makes with the Securities and Exchange Commission (“SEC”).

Voting Agreements and Non-Compete Agreements

Concurrently with the execution and delivery of the Merger Agreement, each U&I director and the former chairman of U&I entered into a voting agreement and irrevocable proxy, pursuant to which he or she will agree, in his or her capacity as an U&I shareholder, to vote in favor of the Merger. Concurrently with the execution and delivery of the Merger Agreement, each U&I director also entered into a non-competition, non-disclosure and non-solicitation agreement pursuant to which he or she agrees not to disclose confidential information and, for a two year period after the Effective Time, not to compete with Bank of Hope in certain Washington state counties or solicit U&I customers or employees. The U&I chief executive officer (who is also an U&I director) will be bound by the same restrictions as the other U&I directors under the non-competition, non-disclosure and non-solicitation agreement, except that, in lieu of a two year term, the U&I chief executive officer will be subject to the non-compete restrictions for as long as he is entitled to severance payments and for a period not to exceed one year.

The foregoing description of the voting agreement and non-competition, non-disclosure and non-solicitation agreement is qualified in its entirety by reference to the full text of the forms of voting agreement and non-competition, non-disclosure and non-solicitation agreement, copies of which are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01 Other Events.

On January 23, 2017, the Company and U&I issued a joint press release to announce the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibits 99.3. The joint press release is incorporated herein by reference and the foregoing description is qualified in its entirety by reference to such materials.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements regarding the proposed transaction between the Company and U&I, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of the Company and U&I. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of the Company, U&I and the combined corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approval, the approval of the shareholders of U&I, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating the Company and U&I and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined corporation will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined corporation’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined corporation’s business and operating results.    For a more complete list and description of such risks and uncertainties, refer to the Company’s Form 10-K for the year ended December 31, 2015, as amended, as well as other filings made by the Company with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, the Company disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of U&I relating to the Merger and a prospectus of the Company relating to the Company’s common stock to be issued in connection therewith, as well as other relevant documents concerning the proposed Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF U&I ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus, as well as other filings containing information about the Company, are available free of charge at the SEC’s Internet site (www.sec.gov). Shareholders of U&I will also be able to obtain these documents, free of charge, from the Company at www.bankofhope.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated January 23, 2017, by and between Hope Bancorp, Inc. and U & I Financial Corp.

99.1	Form of Voting Agreement.

99.2	Form of Non-Competition, Non-Disclosure and Non-Solicitation Agreement.

99.3	Joint Press Release dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.
a Delaware corporation

Date: January 23, 2017	By:	/s/ Kevin S. Kim
Kevin S. Kim
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 23, 2017, by and between Hope Bancorp, Inc. and U & I Financial Corp.

99.1	Form of Voting Agreement

99.2	Form of Non-Competition, Non-Disclosure and Non-Solicitation Agreement

99.3	Joint Press Release issued by U&I Financial Corp. and Hope Bancorp, Inc. dated January 23, 2017